                                                                   Exhibit 10.15


                            ESI EXCESS SAVINGS PLAN


                                  INTRODUCTION
                                  ------------

          The ESI Excess Savings Plan (the "Plan") has been authorized and adopted by the Board of Directors of ITT Educational Services, Inc., to take effect as of the Offering Date.

          The purpose of the Plan is to provide Eligible Employees participating in the Savings Plan (1) a means of restoring the contributions lost under the Savings Plan due to the application of the limitations imposed on qualified plans by Section 415 of the Code, (2) a means for restoring the matching and other employer contributions lost under the Savings Plan due to the application of the limitations imposed on qualified plans by Sections 401(a)(17), 402(g)(1), 401(k)(3), and 401(m) of the Code; and a means of providing Eligible Employees with an opportunity to defer a portion of their Salary.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Article 1.  Definitions.....................................................  1
     1.01.  "Acceleration Event"............................................  1
     1.02.  "Account".......................................................  1
     1.03.  "Act"...........................................................  2
     1.04.  "Actual Contribution Percentage Limit"..........................  2
     1.05.  "Actual Deferral Percentage Limit"..............................  2
     1.06.  "Basic Savings".................................................  2
     1.07.  "Beneficiary"...................................................  2
     1.08.  "Board of Directors"............................................  2
     1.09.  "Code"..........................................................  2
     1.10.  "Committee".....................................................  2
     1.11.  "Company".......................................................  2
     1.12.  "Compensation Committee"........................................  2
     1.13.  "Corporation"...................................................  2
     1.14.  "Deferral Account"..............................................  2
     1.15.  "Effective Date"................................................  2
     1.16.  "Elective Deferral Limit".......................................  2
     1.17.  "Eligible Employee".............................................  3
     1.18.  "Employee"......................................................  3
     1.19.  "ERISA".........................................................  3
     1.20.  "Excess Matching Contributions".................................  3
     1.21.  "Excess Retirement Contribution"................................  3
     1.22.  "Highly Compensated Employee"...................................  3
     1.23.  "Matching Company Contribution".................................  3
     1.24.  "Matching Contribution Account".................................  3
     1.25.  "Offering Date".................................................  3
     1.26.  "Participant"...................................................  3
     1.27.  "Participating Company".........................................  3
     1.28.  "Plan"..........................................................  3
     1.30.  "Retirement Contribution".......................................  4
     1.31.  "Retirement Contribution Account"...............................  4
     1.32.  "Salary"........................................................  4
     1.34.  "Salary Reduction Agreement"....................................  4
     1.35.  "Savings Plan"..................................................  4
     1.36.  "Statutory Compensation Limitation".............................  4
     1.37.  "Statutory Limitations".........................................  4
Article 2.  Participation...................................................  5
     2.01.  Eligibility.....................................................  5
     2.02.  Participation...................................................  5

     2.03.  Termination of Participation....................................  5
Article 3.  Excess Savings Plan Contributions...............................  5
     3.01.  Amount of Contributions.........................................  5
     3.02.  Salary Deferrals................................................  6
     3.03.  Excess Matching Contributions...................................  7
     3.04.  Excess Retirement Contributions.................................  7
     3.05.  Investment of Account...........................................  7
     3.06.  Vesting of Account..............................................  7
     3.07.  Individual Accounts.............................................  8
Article 4.  Payment of Contributions........................................  8
     4.01.  Commencement of Payment.........................................  8
     4.02.  Method of Payment...............................................  8
     4.03.  Payment Upon the Occurrence of an Acceleration Event............  8
Article 5.  General Provisions..............................................  8
     5.01.  Funding.........................................................  8
     5.02.  Non-Contract Employment.........................................  8
     5.03.  Facility of Payment.............................................  9
     5.04.  Withholding Taxes...............................................  9
     5.05.  Nonalienation...................................................  9
     5.06.  Transfers.......................................................  9
     5.07.  Claims Procedure................................................ 10
     5.08.  Construction.................................................... 11
Article 6.  Amendment or Termination........................................ 11
Article 7.  Administration.................................................. 11

                            ESI EXCESS SAVINGS PLAN
                            -----------------------
Article 1.   Definitions
------------------------

          As used in the Plan, the following words and phrases, when capitalized, have the following meanings, except when used in a context that plainly requires a different meaning:

          1.01.  "Acceleration Event"  means one of the following events:

          (a) A report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Corporation, or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation, is the beneficial owner directly or indirectly of 20% or more of the outstanding common stock of the Corporation;

          (b) Any person (within the meaning of Section 13(d) of the Act), other than the Corporation or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation, purchases shares pursuant to a tender offer or exchange offer to acquire any common stock of the Corporation (or securities convertible into common stock of the Corporation) for cash, securities, or any other consideration, provided that, after consummation of the offer, the person in question is the beneficial owner (as that term is defined in Rule 13(d)-3 under the Act), directly or indirectly, of 15% or more of the outstanding common stock of the Corporation (calculated as provided in paragraph (d) of Rule 13(d)-3 under the Act in the case of rights to acquire common stock);

          (c) The stockholders of the Corporation approve (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities, or other property, other than a merger of the Corporation in which holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (2) any sale, lease, exchange, or other transfer (in one transaction or a serious of related transactions) of all or substantially all of the assets of the Corporation; or

          (d) A change in the majority of the members of the Board of Directors within a 12-month period, unless the election or nomination for election by the Corporation's stockholders of each new director during the 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of the 12-month period.

          1.02.  "Account"   means, with respect to a Participant, the Deferral
Account, the Matching Contribution Account, and the Retirement Contribution Account of that Participant.

          1.03. "Act" means the Securities Exchange Act of 1934, as amended from time to time.

          1.04. "Actual Contribution Percentage Limit" means the limitation set forth in Section 401(m) of the Code as in effect each year for the Savings Plan.

          1.05. "Actual Deferral Percentage Limit" means the limitation set forth in Section 401(k)(3) of the Code as in effect each year for the Savings Plan.

          1.06. "Basic Savings" means, with respect to a Participant for a calendar year, the Participant's "basic pre-tax savings," as defined in the Savings Plan, under the Savings Plan for the calendar year.

          1.07. "Beneficiary" means, with respect to a Participant, the person or persons designated pursuant to the provisions of the Savings Plan to receive benefits under the Savings Plan after the Participant's death.

          1.08.  "Board of Directors" means the Corporation's Board of
Directors.

          1.09. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.10. "Committee" means the ESI Benefits Plan Investment and Administration Committee created pursuant to the Savings Plan.

          1.11. "Company" means (1) the Corporation, with respect to its employees; and (2) any Participating Company, with respect to its employees.

          1.12. "Compensation Committee" means the Compensation Committee of the Board of Directors.

          1.13. "Corporation" means ITT Educational Services, Inc., or any successor by merger, purchase, or otherwise.

          1.14. "Deferral Account" means, with respect to a Participant, the bookkeeping account maintained for the Participant to record the amounts credited on his behalf under Section 3.02(a) and earnings on those amounts pursuant to Section 3.05.

          1.15.  "Effective Date" means the Offering Date.

          1.16.  "Elective Deferral Limit" means the limitation set forth in
Section 402(g)(1) of the Code.

          1.17. "Eligible Employee" means an Employee of the Company who is eligible to participate in the Plan as provided in Section 2.01.

          1.18.  "Employee" means an "employee," as defined in the Savings Plan.

          1.19. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.20. "Excess Matching Contributions" means the amount of contributions credited on a Participant's behalf under Section 3.03.

          1.21. "Excess Retirement Contribution" means the amount of contributions credited on a Participant's behalf under Section 3.04.

          1.22. "Highly Compensated Employee" means an Employee who, as of the pertinent date, is a "highly compensated employee" as defined in Code Section 414(q).

          1.23. "Matching Company Contribution" means a "matching company contribution" as defined in the Savings Plan.

          1.24. "Matching Contribution Account" means, with respect to a Participant, the bookkeeping account maintained for the Participant to record all amounts credited on his behalf under Section 3.03 and earnings on those amounts pursuant to Section 3.05.

          1.25. "Offering Date" means the date of the underwritten public offering by the Corporation pursuant to a registration statement on Form S-3 filed with the Securities Exchange Commission February 13, 1998.

          1.26. "Participant" means each Eligible Employee who participates in the Plan pursuant to Section 2.02 and who has not ceased to be a Participant pursuant to Section 2.03.

          1.27. "Participating Company" means a Related Employer that, by appropriate action of the Board of Directors, or by a designated officer of the Corporation pursuant to authorization delegated to him by the Board of Directors, has been designated as a Participating Company in the Plan as to all of its Eligible Employees or as to the Eligible Employees of one or more of its operating or other units, provided that the board of directors of that company has taken appropriate action to adopt this Plan.

          1.28.  "Plan" means this ESI Excess Savings Plan.

          1.29. "Related Employer" means any employer that, together with the Corporation, is under common control or a member of an affiliated service group as defined under Code Sections 414(b), (c), (m), and (o).

          1.30. "Retirement Contribution" means a "retirement contribution" as defined in the Savings Plan.

          1.31. "Retirement Contribution Account" means, with respect to a Participant, the bookkeeping account maintained for the Participant to record all amounts credited on his behalf under Section 3.04 and earnings on those amounts pursuant to Section 3.05.

          1.32. "Salary" means, with respect to an Eligible Employee, the Eligible Employee's compensation from the Company at his base rate, excluding any compensation deferred under a deferred compensation plan other than the Plan, and determined prior to any election by the Participant to make salary deferrals under the Savings Plan, prior to any election by the Participant to make Salary Deferrals under this Plan, and prior to any election by the Participant pursuant to Section 125 of the Code, excluding any overtime, bonus, foreign service allowance, or any other form of compensation, except to the extent otherwise deemed "Salary" for purposes of the Savings Plan under such nondiscriminatory rules as are adopted by the Committee. For purposes of this Plan, Salary shall be determined without regard to the Statutory Compensation Limitation.

          1.33. "Salary Deferrals" means, with respect to a Participant, the amount the Participant has elected to defer pursuant to a Salary Reduction Agreement in accordance with the provisions of Section 3.02(a).

          1.34. "Salary Reduction Agreement" means, with respect to a Participant, the agreement entered into by the Participant pursuant to Section
3.02 under which he elects to defer a portion of his salary under this Plan.

          1.35.  "Savings Plan" means the ESI 401(k) Plan.

          1.36. "Statutory Compensation Limitation" means the limitation set forth in Section 401(a)(17) of the Code as in effect each year for the Savings Plan.

          1.37. "Statutory Limitations" mean the Actual Contribution Percentage Limit, the Actual Deferral Percentage Limit, the Elective Deferral Limit, and the Statutory Compensation Limit.

Article 2.  Participation
-------------------------

          2.01.  Eligibility.

          (a) The Plan is intended to be an unfunded plan of deferred compensation for a select group of management and highly compensated Employees. An Employee shall be an Eligible Employee and thereby eligible to participate in this Plan with respect to a calendar year only if (i) the Employee is a Highly Compensated Employee for that calendar year; (ii) the Employee is eligible to participate in the Savings Plan during the calendar year; and (iii) the Employee is designated by the Compensation Committee as a key management employee who is eligible to participate in the Plan. An Eligible Employee shall be notified of his eligibility for participation in the Plan prior to the date the Eligible Employee may first commence participation in the Plan.

          (b) Upon reemployment by the Company, an Employee shall become an Eligible Employee again only if and when he again meets the eligibility requirements described in Section 2.01(a) after his reemployment date.

          2.02.  Participation.   An Eligible Employee shall become a
Participant when contributions are credited on his behalf pursuant to Article 3.

          2.03.  Termination of Participation.

          (a) A Participant shall cease to be a Participant when the vested values of his accounts under the Plan are totally distributed to him or on his behalf.

          (b) If a former Participant is reemployed by the Company, he shall become a Participant again only if and when he satisfies, subsequent to his reemployment, the eligibility and participation requirements of Sections 2.01 and 2.02, respectively.

Article 3.  Excess Savings Plan Contributions
---------------------------------------------

          3.01.  Amount of Contributions.

          (a) For any calendar year, the amount of contributions to be recorded on the books of the Company on behalf of a Participant pursuant to this Article 3 shall be equal to the sum of the Salary Deferrals, Excess Matching Contributions, and Excess Retirement Contributions for the Participant determined under Sections 3.02, 3.03, and 3.04.

          (b) Notwithstanding any provisions of the Plan to the contrary, no further Salary Deferrals by a Participant shall be permitted, and no further Excess Matching Contributions or Excess Retirement Contributions shall be credited on the Participant's behalf, once the Participant is no longer an Eligible Employee.

          3.02.  Salary Deferrals.

          (a) Any Eligible Employee who has met the eligibility requirements of
Section 2.01 as of the Offering Date and who wishes to have Salary Deferrals credited to his Deferral Account must, within 30 days of the Offering Date, execute an irrevocable Salary Reduction Agreement for the remainder of the Plan Year, authorizing Salary Deferrals under this Plan in accordance with the provisions of this Section. Any Eligible Employee who has met the eligibility requirements of Section 2.01 as of the beginning of a subsequent calendar year and who wishes to have Salary Deferrals credited to his Deferral Account in that calendar year must, prior to the beginning of that calendar year, execute an irrevocable Salary Reduction Agreement for the Plan Year, authorizing Salary Deferrals under this Plan in accordance with the provisions of this Section. Notwithstanding any other provision of this Section, Salary Deferrals will not be credited on behalf of a Participant with respect to a particular calendar year until the Participant's Basic Savings under the Savings Plan for that calendar year have been suspended due to the Statutory Limitations. Salary Deferrals shall be credited to the Participant's Account at the same time they would have been credited to his account under the Savings Plan if not for the application of the Statutory Limitations.

          (b) Subject to the following sentence, the amount of Salary Deferrals credited to a Participant for a calendar year shall be equal to (1) 5% of the Participant's Salary or (2) the percentage of Salary that the Participant has elected to defer under the Savings Plan, whichever is elected by the Participant is his Salary Reduction Agreement. Notwithstanding the preceding sentence, the allocation under the Plan and the reduction in the Participant's Salary corresponding to his election shall be made only with respect to Salary (A) otherwise payable to the Participant during the calendar year in excess of the Statutory Compensation Limitation or (B) otherwise payable to the Participant after he has reached the Elective Deferral Limitation for the calendar year or after he has reached the limit, if any, set by the Committee for the Plan Year to ensure compliance by the Savings Plan with the Actual Deferral Percentage Limitation. The total Salary Deferral amount elected shall reduce the Participant's Salary and shall not be applied against any amount deferred under any other non-qualified plan maintained by the Company.

          (c) A Participant may revoke or modify his Salary Reduction Agreement, effective as of the beginning of any subsequent calendar year, by executing a new Salary Deferral Agreement or a written revocation of the prior Salary Reduction Agreement prior to the beginning of the calendar year for which the modification or revocation is to be effective. Until a Salary Reduction Agreement is so modified or revoked, it shall remain in effect for subsequent calendar years, provided that the Participant continues to be an Eligible Employee during the subsequent calendar year. Notwithstanding the foregoing, Salary Deferrals for a subsequent calendar year shall not be credited to the Participant until the Participant's Basic Savings under the Savings Plan for that calendar year has been suspended due to the Statutory Limitations.

          (d) Notwithstanding the foregoing, if any Participant receives a hardship withdrawal of pre-tax contributions from the Savings Plan or any other plan that is maintained by the Company and meets the requirements of Section 401(k) of the Code (or any successor to that provision), and the Participant is precluded from making contributions to that plan for at least 12 months after receipt of hardship withdrawal, and the Participant's Salary Deferrals, if any, shall be suspended during the 12 month period commencing on the date the Participant receives the hardship withdrawal distribution from the Savings Plan or other 401(k) plan.
Any Salary Deferral that would have been made pursuant to the Participant's Salary Reduction Agreement but for the application of this Section 3.02(d) shall be paid to the Participant as if he had not entered into the Salary Reduction Agreement.

          (e) As a condition of making Salary Deferrals, a Participant may also be required by the Committee to provide such other information as the Committee may deem necessary properly to administer the Plan.

          3.03. Excess Matching Contributions. A Participant's Account shall be credited with Excess Matching Contributions for a calendar year in an amount equal to 50% of that portion of the Salary Deferrals credited to the Participant for the calendar year that does not exceed 5% of the Participant's Salary for the calendar year. The Excess Matching Contributions shall be credited to the Participant's Account at the same time as the Salary Deferrals to which they relate.

          3.04. Excess Retirement Contributions. Each month, a Participant's Account shall be credited with an Excess Retirement Contribution equal to the difference between (a) 1% of the Participant's Salary and (b) the Retirement Contribution made on the Participant's behalf for that month under the Savings Plan. The Excess Retirement Contribution shall be credited to the Participant's Retirement Contribution Account as of the last day of the month for which it is made.

          3.05. Investment of Account. A Participant shall have no choice or election with respect to the investment of his Accounts. A Participant's Account shall be credited with earnings at the rate of eight percent (8%) per annum. Earnings shall be credited as of the end of each month, based on the balance of the Participant's Accounts on that date.

          3.06. Vesting of Account. A Participant shall be at all times fully vested in his Deferral Account and his Retirement Contribution Account. The Participant shall vest in his Matching Contribution Account at the same rate and under the same conditions in which Matching Company Contributions vest under the Savings Plan. In the event a Participant terminates employment prior to vesting in all or any part of his Matching Contribution Account, the nonvested portion of that Account shall be forfeited and shall not be restored in the event the Participant is subsequently reemployed by the Company.

          3.07. Individual Accounts. The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Participant's Account. At least once a year, each Participant shall be furnished with a statement setting forth the value of his Accounts.

Article 4.  Payment of Contributions
------------------------------------

          4.01.  Commencement of Payment.

          (a) The Participant shall be entitled to receive payment of his Deferral Account and Retirement Contribution Account and the vested portion of his Matching Contribution Account as determined under Section 3.03 upon his termination of employment for any reason, other than death. The distribution of the Participant's vested Accounts shall be made as soon as practicable following the Participant's termination of employment.

          (b) In the event of the death of a Participant prior to the full payment of his Accounts, the unpaid portion of his vested Accounts shall be paid to his Beneficiary as soon as practicable following his date of death.

          4.02. Method of Payment. Payment of a Participant's Deferral Account and Retirement Contribution Account and the vested portion of his Matching Contribution Account shall be made in a single lump sum cash payment.

          4.03. Payment Upon the Occurrence of an Acceleration Event. Upon the occurrence of an Acceleration Event, all Participants shall automatically receive the balance of their Accounts in a single lump sum payment. The payment shall be made as soon as practicable on or after the Acceleration Event. If a Participant dies after the Acceleration Event, or before receiving payment of his Accounts, the payment shall be made to his Beneficiary.

Article 5.  General Provisions
------------------------------

          5.01. Funding. The Plan shall be unfunded. All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Plan benefits, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company.

          5.02. Non-Contract Employment. This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any person or a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat him without regard to the effect that such treatment might have upon him under this Plan. Each Participant and all persons who may have or claim a right by reason of his participation in the Plan shall be bound by the terms of the Plan and all agreements entered into pursuant to those terms.

          5.03. Facility of Payment. In the event that the Committee finds that a Participant is unable to care for his affairs because of illness or accident or because he is a minor or has died, the Committee may direct that any benefit payment due him under the Plan be paid on his behalf to his spouse, a child, a parent, or other blood relative, or to a person with whom he resides, unless a duly appointed legal representative makes claim for the payment, in which case it shall be made to the duly appointed legal representative. Any payment made on behalf of a Participant pursuant to the preceding sentence shall be a complete discharge of the liabilities of the Plan with respect to the Participant.

          5.04. Withholding Taxes. The Company shall have the right to deduct from each payment to be made under the Plan any withholding taxes required by federal, state, local, or other applicable law.

          5.05. Nonalienation. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. Similarly, except as otherwise required by applicable law, no benefit under the Plan shall be in any manner liable or subject to garnishment, attachment, execution, or levy, or liable or subject to the debts, contracts, liabilities, engagements, or torts of a person entitled to those benefits.

          5.06.  Transfers.

          (a) Notwithstanding any plan provision to the contrary, in the event the Corporation (i) sells, causes the sale of, or sold the stock or assets of any Related Employer to a third party, or (ii) distributes or distributed to the holders of shares of the Corporation's stock, all of the outstanding shares of common stock of a subsidiary or subsidiaries of the Corporation, and, as a result of the sale or distribution, that company or its Employees are no longer eligible to participate under the Plan, the liabilities with respect to the benefits accrued under the Plan for a Participant who, as a result of the sale or distribution, is no longer eligible to participate in the Plan, shall, at the discretion and direction of the Corporation (and approval by the new employer), be transferred to a similar plan of the new employer and become a liability under that plan. Upon the transfer and acceptance of the liabilities for the transferred benefits, those liabilities shall become the obligations of the new employer, and the liability under this Plan for those benefits shall cease.

          (b) Notwithstanding any other Plan provision to the contrary, at the discretion and direction of the Corporation, liabilities with respect to benefits accrued by a Participant under a plan maintained by the Participant's former employer may be transferred to this Plan and upon that transfer become the obligation of the Company.

          5.07.  Claims Procedure.

          (a) Submission of Claims. Claims for benefits under the Plan should be submitted in writing to the Committee or to an individual designated by the Committee for that purpose.

          (b) Denial of Claim. If any claim for benefits is denied, in whole or in part, the claimant shall be given written notice of the denial within 90 days time following the date on which the claim is filed. The notice shall set forth the following:

          (i)   the specific reason or reasons for the denial;

          (ii) the specific reference to the pertinent Plan provision upon which the denial was based;

          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is necessary; and

          (iv)  an explanation of the Plan's claim review procedure.

          If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of ninety days following the date on which the claim is filed. The extension may not extend the period of more than 90 days beyond the end of the initial 90 day period.

          If the claim has not been granted, and a written notice of the denial of the claim is not furnished within ninety days following the date on which the claim is filed, the claim should be deemed denied for the purpose of proceeding to the claim review procedure.

          (c) Claim Review Procedure. A claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request review of the denial by making written request to the Committee. In connection with the request for review, the claimant or his authorized representative may review pertinent documents in the Committee's possession or control and submit issues and comments in writing within the 60 day period following receipt of written notification of the claim denial.

          Not later than 60 days after receipt of the request for review, the Committee shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific reference to the pertinent Plan provisions on which the decision is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. The Committee's decision shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

          (d) Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this Section.

          5.08.  Construction.

          (a) The Plan is intended to constitute an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Section 2.01(2), Section 301(a)(3), and Section 401(a)(1) of ERISA, and all rights under this Plan shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated, and administered in accordance with the internal laws of the State of Indiana, subject to the provisions of applicable federal law.

          (b) The masculine pronoun shall mean the feminine wherever appropriate.

          (c) The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if the invalid provision were omitted.

Article 6.  Amendment or Termination
------------------------------------

          The Corporation, by action of its Board of Directors, reserves the right to modify, amend, or terminate, in whole or in part, this Plan at any time. However, no modification, amendment, or termination of the Plan shall adversely affect the right of any Participant to receive the benefits granted under the Plan in respect of the Participant as of the date of modification, amendment, or termination.

Article 7.  Administration
--------------------------

          The Committee shall have exclusive responsibility and complete discretionary authority to control the operation, management, and administration of the Plan, with all powers necessary to enable it properly to carry out those responsibilities, including, but not limited to, the following powers:

          (a) To interpret the Plan and any related documents, with discretionary authority;

          (b) To establish procedures for making an election called for under the Plan;

          (c) To make factual determinations regarding any and all known matters arising under the Plan;

          (d) The power to determine eligibility for benefits, with discretionary authority;

          (e) The right to construe, with discretionary authority, the terms of the Plan and to remedy possible ambiguities, inequities, inconsistencies, or omissions; and

          (f) The right to resolve, with discretionary authority, all interpretive, equitable, or other questions arising under the Plan.

          All decisions of the Committee in all matters shall be final and binding and conclusive on all persons.

          This ESI Excess Savings Plan is executed on behalf of ITT Educational Services, Inc., by its duly authorized officer, as of the 9th day of June, 1998.


                                    ITT EDUCATIONAL SERVICES, INC.


                                    By /s/ Clark D. Elwood
                                       --------------------------------------
                                       Signature

                                       Clark D. Elwood
                                    -----------------------------------------
                                    Printed Name

                                       Senior Vice President, General Counsel
                                         and Secretary
                                    -----------------------------------------
                                    Office